UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2007

Veridien Corporation

(Exact Name of Registrant as Specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-25555	59-3020382

(Commission File Number)	(IRS Employer Identification No.)

7600 Bryan Dairy Rd, Ste. F, Largo, Florida	33777-1433

(Address of principal executive offices)	(Zip Code)
(727) 576-1600

(Registrant’s telephone number, including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.41 AMENDMENT NO.2 TO THE MEMORANDUM OF AGREEMENT

ITEM 1.01 Entry into a Material Definitive Agreement
On May 23, 2007 Veridien executed Amendment No.2 To The Memorandum of Agreement (the “Amendment”). The Amendment amends certain terms contained in the Memorandum of Agreement entered into with Mycosol, Inc. and their Initial Principals [June 2004], which was previously amended in Amendment No.1 to the Memorandum of Agreement [February 2005] (hereinafter jointly referred to as the “MOA”).
The Amendment can be summarized as follows:
(i)	Mycosol has increased their Series A Preferred Stock Financing by $ 500,000 and under the Amendment Mycosol gives Veridien the right to subscribe for up to the additional $500,000 under the same terms as Veridien’s original investment under the MOA;

(ii)	Veridien agrees that deferred Mycosol management salaries will be paid from any new future Series B financing funded by 3rd parties (to a limit of 20% of monies raised from time to time); and

(iii)	Veridien’s original option to purchase the Initial Principals’ Mycosol common shares under the MOA, which option had expired, is now replaced by the Options described in paragraph 1(e) of the Amendment which reads as follows:
“1 (e)  that Veridien will receive two options (the “Option” or specifically, “Option A” and/or “Option B”) from the Initial Principals to acquire all or a portion of their remaining Mycosol Common shares, being 1,882,500 Common shares (the “IP Shares”). Either Option A or Option B can only be exercised if Veridien is fully compliant as of the exercise date with Paragraph 1.(a) through 1.(d) of this Amendment No. 2 To The Memorandum Of Agreement. Payment of the exercised Option to the Initial Principals can, at Veridien’s option, be made through a combination of a lump sum cash payment and Veridien Restricted Common Stock (Rule 144). In the event that Veridien issues any Restricted Common Stock (Rule 144) pursuant to transactions described in this Paragraph 1.(e), at Veridien’s sole option, the parties agree to enter into a certain Stock Purchase Agreement and Escrow Agreement substantially similar to the Stock Purchase Agreement and Escrow Agreement described in Paragraph 4 of Amendment No. 1 Of MOA. If Veridien exercises either Option in more than one traunch, then the purchase price of each traunch will be prorated proportionally to the total fixed price of that Option. If Veridien does not make the full $500,000 investment (Paragraph 1.(a) of this Amendment No. 2), then the Option will be prorated proportionally based on the percent (%) of actual Aggregate Series A Preferred Stock Investments in Mycosol as to that date divided by $2.5 million.
OPTION A
If Veridien exercises 100% of its Option on or before September 30, 2007, then the purchase price for the IP Shares is fixed at
(i) $2,200,000 if payment is made in cash; or
(ii) $2,640,000 if payment is made with Veridien stock. The number of shares of Veridien stock will be determined by dividing the purchase price by the average closing market price of such shares for the 10-days preceding the date the Option is exercised, but in any event the factor used shall not be less than $0.061 per share.
OPTION B

If Veridien exercises 100% of its Option between October 1, 2007, and January 31, 2008, then the purchase price for the IP Shares is fixed at
(i) $2,500,000 if payment is made in cash; or
(ii) $3,000,000 if payment is made with Veridien stock. The number of shares of Veridien stock will be determined by dividing the purchase price by the average closing market price of such shares for the 10-days preceding the date the Option is exercised, but in any event the factor used shall not be less than $0.061 per share.
The information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as will be expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits

(d)	EXHIBITS

	Exhibit 10.41	Amendment No.2 to the Memorandum of Agreement
[Mycosol / Veridien]
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION
Dated: May 24, 2007	By:	/s/ Sheldon C. Fenton
Sheldon C. Fenton
President & Chief Executive Officer

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